As filed with the Securities and Exchange Commission on August 29, 2001

                                                     Registration No.  333-63924
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                 AMENDMENT NO. 4
                                       TO
                                    FORM F-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                            Merrill Lynch Canada Inc.
                   Initial Depositor and Securities Act Issuer
               (Exact name of registrant as specified in charter)

                          CP HOLDRS(SM) Deposit Facility
                                yet-to-be-formed
                      [Issuer with respect to the receipts]
           Canada                          6211                  Not Applicable
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
 of incorporation or                Classification           Identification No.)
   organization)                    Code Number)


                              BCE Place, Suite 400
                                 181 Bay Street
                             Toronto, Ontario M5J2V8

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Andrea L. Dulberg
                               Corporate Secretary
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                250 Vesey Street
                               New York, NY 10281
                                 (212) 449-1000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 --------------
                                   Copies to:
Andrew B. Janszky, Esq.                              Karen A. Malatest, Esq.
  Shearman & Sterling                                         Torys
  599 Lexington Avenue                           Suite 3000, Maritime Life Tower
New York, NY 10022-6069                             79 Wellington Street West
     (212) 848-4000                                     Box 270, TD Centre
                                                         Toronto, Ontario
                                                             M5K 1N2
                                                          (416) 865-7303
         Approximate date of commencement of proposed sale to public: As soon as practicable after registration statement becomes effective.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|


                         Calculation of Registration Fee
=====================================================================================================================
                                                     Proposed Maximum      Proposed Maximum
   Title of Each Class of        Amount to Be         Offering Price      Aggregate Offering         Amount of
Securities to Be Registered       Registered           Per Receipt             Price(1)         Registration Fee(2)
---------------------------------------------------------------------------------------------------------------------
CP HOLDRS ..................      300,000,000             $0.30              $90,000,000              $22,500
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Act. 100,000,000 receipts are estimated to be offered during the initial deposit period for CP HOLDRS and 200,000,000 receipts are estimated to be offered thereafter.

(2) The Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch Canada Inc. in market-making transactions. This registration fee was previously paid by the registrant in connection with the initial filing of this Registration Statement on June 27, 2001, the filing of Amendment No. 2 to this Registration Statement on August 15, 2001 and the filing of Amendment No. 3 to this Registration Statement on August 23, 2001.

                                ----------------

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

PROSPECTUS                          [LOGO](SM)
----------                CP HOLDRS(SM) Deposit Facility
                      Holding Company Depositary ReceiptS(SM)
             For Shares of Common Stock of Canadian Pacific Limited

         HOLding Company Depositary ReceiptS(SM) for shares of common stock of Canadian Pacific Limited, or CP HOLDRS(SM), are depositary receipts initially representing your undivided beneficial ownership in deposited common stock of Canadian Pacific Limited. As Canadian Pacific splits into five separate public companies pursuant to its announced plan of reorganization, each CP HOLDR is expected to represent beneficial ownership of shares of all of these public companies. CP HOLDRS are separate from the underlying deposited shares of common stock of Canadian Pacific or the successor companies that are represented by CP HOLDRS. BNY Trust Company of Canada, a Canadian trust company, will act as depositary for deposited shares of common stock. The CP HOLDRS Deposit Facility will issue CP HOLDRS on a continuous basis.

         Investing in CP HOLDRS involves significant risks. See "Risk Factors" starting on page 2.

         Merrill Lynch Canada Inc., as coordinator, and the depository will make CP HOLDRS available during an initial deposit period that is expected to end on September 26, 2001. As of the date of this prospectus, Merrill Lynch Canada Inc., as initial depositor, has deposited 2,500 shares of common stock of Canadian Pacific with the depositary to commence the initial deposit period. As such, Merrill Lynch Canada Inc. will be deemed the "issuer" of CP HOLDRS under the federal securities laws of the United States. Holders of the shares of common stock of Canadian Pacific wishing to receive CP HOLDRS should instruct their broker to deposit their shares of common stock of Canadian Pacific with the depositary as soon as possible.

         During the initial deposit period and after the initial deposit period but prior to the completion of the reorganization of Canadian Pacific, holders of the shares of common stock of Canadian Pacific may elect to deposit all or a portion of their shares of common stock of Canadian Pacific (along with the coordination fee and dealer fee, if applicable, during the initial deposit period) or the issuance fee (after the initial deposit period) in order to receive an equal number of CP HOLDRS. One CP HOLDR will be issued on the day after the initial deposit period terminates for each share of Canadian Pacific common stock deposited with the depositary. Each CP HOLDR is initially expected to represent the value of one share of common stock of Canadian Pacific.

         After the completion of the reorganization of Canadian Pacific, holders of the shares of the five successor companies must deposit those shares (along with the issuance fee and any other securities then represented by CP HOLDRS) with the depositary in order to receive CP HOLDRS.

         Holders of the common stock of Canadian Pacific should note that ownership of CP HOLDRS will not change or in any way affect the tax consequences to such holders of Canadian Pacific's announced plan of reorganization. The tax consequences of the reorganization of Canadian Pacific will be described in the materials distributed by Canadian Pacific to its shareholders in connection with the reorganization. You are urged to consult those materials and to consult your tax and legal advisor regarding the tax consequences associated with the reorganization.

         CP HOLDRS are neither interests in nor obligations of Merrill Lynch Canada Inc. CP HOLDRS are not interests in BNY Trust Company of Canada, as depositary. Please see "Description of the Deposit Agreement" in this prospectus for a more complete description of the duties and responsibilities of the depositary, including the obligation of the depositary to act without negligence or bad faith.

         Before this issuance, there has been no public market for CP HOLDRS. CP HOLDRS have been conditionally approved for listing on The Toronto Stock Exchange under the symbol "HCH". Listing is subject to satisfaction of all the requirements of such exchange on or before September 27, 2001, including distribution of CP HOLDRS to a minimum number of public holders. It is expected that CP HOLDRS will be initially issued and will begin to trade on The Toronto Stock Exchange on September 27, 2001. -----------------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                                             Fees (per CP HOLDR)
                              --------------------------------------------------------------------------------------------------
                              For deposits of up to   For deposits of 2,500   For deposits of 10,000   For deposits of 100,000
To receive CP HOLDRS                  2,499             to 9,999 shares of           to 99,999                 or more
                                shares of Canadian       Canadian Pacific       shares of Canadian        shares of Canadian
During the initial deposit           Pacific                                          Pacific                  Pacific
period:
     Coordination Fee(1)(2)
     (payable to Merrill              $0.10                   $0.10                    $0.10                    $0.05(5)
     Lynch)

     Dealer Fee(3)                    $0.20                   $0.10                     n/a                      n/a
                                      -----                   -----                    -----                     ---
     (payable to your
     broker)                                                  $0.20
                                      $0.30                                            $0.10                    $0.05
     Total

After the initial deposit
period:                               $0.10                   $0.10                    $0.10                    $0.10
     Issuance Fee(4)
     (payable to the
     depositary)

                               -------------------
                               Merrill Lynch & Co.
                               -------------------

                The date of this prospectus is                 , 2001


         "HOLDRS" and "HOLding Company Depositary Receipts" are service marks of Merrill Lynch & Co., Inc.


--------
(1) The coordination fee has been set by Merrill Lynch Canada Inc., as initial depositor and coordinator.
(2) If you choose to pay your coordination fee in Canadian dollars, you will be charged an amount in Canadian dollars as further described in this prospectus.
(3) The dealer fee represents a fee that may be charged by your broker. This dealer fee is in addition to any other account based or other fees that may be charged by your broker.
(4) This is the maximum issuance fee. The fee is in the discretion of the depositary and may be lowered.
(5) In order to qualify for the reduced $0.05 fee, depositors must certify that they are eligible for the reduced fee.

                                TABLE OF CONTENTS

SUMMARY........................................................................1
RISK FACTORS...................................................................2
HIGHLIGHTS OF CP HOLDRS........................................................6
DESCRIPTION OF CP HOLDRS......................................................14
DESCRIPTION OF THE DEPOSIT AGREEMENT..........................................15
         Creation of CP HOLDRS................................................15

         Initial Depositor....................................................15

         Depositary...........................................................15

         Fees and Expenses....................................................16

         Issuer Reports and Voting of Underlying Securities...................17

         Distributions........................................................17

         Rights Offerings.....................................................18

         Offer for Underlying Securities......................................18

         Reconstitution Events................................................19

         Surrender of CP HOLDRS...............................................20

         Suspension of Delivery, Transfers or Surrenders......................20

         Liability for Taxes and Other Charges................................20

         Warranties and Authorization.........................................21

         Prevention or Delay in Performance...................................21

         Resignation or Removal of Depositary.................................21

         Amendments to the Deposit Agreement..................................22

         Termination of Deposit Agreement.....................................22

         Book Entry System....................................................23

PLAN OF DISTRIBUTION..........................................................25
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.................................27
ERISA CONSIDERATIONS..........................................................29
LEGAL MATTERS.................................................................29
DEPOSITARY....................................................................30
WHERE YOU CAN FIND MORE INFORMATION...........................................30


         This prospectus contains information you should consider when making your decision to deposit your shares of common stock of Canadian Pacific or the successor companies for CP HOLDRS. With respect to information about CP HOLDRS, you should rely only on the information contained in this prospectus. Neither the depositary nor Merrill Lynch Canada Inc. has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the depositary nor Merrill Lynch Canada Inc. is making an offer to sell CP HOLDRS in any jurisdiction where the offer or sale is not permitted.

                                     SUMMARY

         CP HOLDRS will be issued by the CP HOLDRS Deposit Facility created by the deposit agreement, dated as of August [ ], 2001, among BNY Trust Company of Canada, as depositary, Merrill Lynch Canada Inc., as initial depositor and coordinator, the owners and beneficial owners from time to time of CP HOLDRS and depositors from time to time of underlying securities. The deposit agreement will govern the terms of CP HOLDRS. The CP HOLDRS Deposit Facility is not a registered investment company under the United States Investment Company Act of 1940.

         The depositary will hold shares of common stock issued by Canadian Pacific Limited, referred to in this prospectus as CP Shares, deposited by the owners of those shares. As specified in the deposit agreement, CP HOLDRS are obligations of BNY Trust Company of Canada, as depositary. The depositary has agreed to perform all of the obligations of the depositary specifically set forth in the deposit agreement without negligence or bad faith. After Canadian Pacific completes its plan of reorganization, CP HOLDRS are expected to represent shares of PanCanadian Petroleum Limited, Canadian Pacific Railway Company, Fording Inc., CP Ships Holdings Inc. and Fairmont Hotels & Resorts Inc., referred to herein as the successor companies. The shares of common stock of these companies that are held under the deposit agreement at any point in time (together with any other securities, cash or other property that may be held under the deposit agreement in the future) are collectively referred to in this prospectus as the underlying securities. The underlying securities may only be represented in CP HOLDRS if they are registered under Section 12 of the Securities Exchange Act of 1934, are issued by a reporting issuer under Canadian securities laws and if they are listed for trading on a national securities exchange in Canada and either on a U.S. national securities exchange or the NASDAQ National Market System. For a brief description of the business of each of the successor companies and monthly pricing information showing the historical performance of Canadian Pacific Limited on the New York Stock Exchange and PanCanadian Petroleum Limited on The Toronto Stock Exchange, see "Annex A".

         Merrill Lynch Canada Inc., as initial depositor and coordinator, will invite holders of the common stock of Canadian Pacific Limited to deposit their shares with the depositary during the initial deposit period. In addition, as of the date of this prospectus, Merrill Lynch Canada Inc. has deposited 2,500 CP Shares with the depositary to commence the initial deposit period. Merrill Lynch Canada Inc. (on its own behalf with respect to non-U.S. depositors and through registered broker-dealers in the United States with respect to U.S. depositors) will receive a coordination fee of $0.10 per CP Share for deposits of up to 99,999 CP Shares and $0.05 per CP Share for deposits of 100,000 or more CP Shares.

         CP HOLDRS will represent your undivided beneficial ownership interest in the underlying securities that will be held by the depositary on your behalf. CP HOLDRS are separate from the underlying securities that are represented by CP HOLDRS.

                                  RISK FACTORS

         An investment in CP HOLDRS involves risks similar to investing in each of the underlying securities outside of CP HOLDRS.

General Risk Factors

         o Loss of investment. Because the value of CP HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in CP HOLDRS if the underlying securities decline in value.

         o Discount trading price. CP HOLDRS may trade at a discount to the aggregate value of the underlying securities, in which case, if holders of CP HOLDRS wish to realize the dollar value of the underlying securities, they will have to surrender their CP HOLDRS (and pay any applicable fees and expenses) and receive the underlying securities.

         o Ownership of only fractional shares in the underling securities. If you own less than seven CP HOLDRS your CP HOLDRS will represent only a fraction of a share in at least one of the successor companies. As such, you will only be entitled to voting, distribution and other beneficial ownership rights in the underling securities in which you own only fractional shares to the extent that the depository aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your CP HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share. Based on Canadian Pacific's announced plan of reorganization, if you own only one CP HOLDR, all of your interest in the underlying securities will be fractional shares and if you surrender your CP HOLDR you will receive cash in lieu of such fractional shares.

         o Delays with respect to distributions of cash in lieu of fractional interests. Canadian Pacific has announced that holders of fractional shares in the successor companies will receive cash in lieu of those fractional shares at the time of the reorganization of Canadian Pacific. If you choose to deposit your CP Shares with the depositary prior to the reorganization of Canadian Pacific and hold CP HOLDRS at the time of the reorganization, you will not receive cash in lieu of your fractional shares in the underlying securities at the time of the reorganization. Rather, CP HOLDRS will represent your ownership in these securities and you will only receive cash in lieu of fractional shares in the underlying securities at the time you surrender your CP HOLDRS to the depositary and pay the applicable fees to receive your underlying securities. As a result, you will be subject to the fluctuations in the trading prices of the underlying securities between the reorganization of Canadian Pacific and the date you surrender your CP HOLDRS with respect to the amount you will receive in cash in lieu of your fractional shares in the underlying securities at that time.

         o Costs of CP HOLDRS reducing cash available to holders of CP Shares. If you held CP Shares outside of CP HOLDRS, upon the reorganization of Canadian Pacific, you would receive cash in lieu of any fractional shares of the successor companies. You will not receive cash in lieu of fractional shares at the time of the reorganization of Canadian Pacific if you represent your ownership of CP Shares through CP HOLDRS. In addition, the coordination fee, dealer fee, if applicable, or issuance fee you will pay to participate in CP HOLDRS prior to the reorganization of Canadian Pacific will further reduce the amount of cash available to you upon the reorganization of Canadian Pacific. A holder of a small number of CP Shares should note that the fees and expenses involved in creating and maintaining CP HOLDRS may render use of CP HOLDRS uneconomical to such holder.

         o No investigation of underlying securities. The underlying securities represented by CP HOLDRS will be the common stocks of Canadian Pacific and its successor companies that are expected to result from Canadian Pacific Limited's plan of reorganization. CP HOLDRS have been designed without regard for the value, price performance, volatility or investment merit of Canadian Pacific historically or the successor companies prospectively. Consequently, the depositary, Merrill Lynch Canada Inc. and each of their respective affiliates have not performed any investigation or review of Canadian Pacific or its successor companies, including their public filings. Investors and market participants should not conclude that the creation of CP HOLDRS is any form of investment recommendation by the depositary, Merrill Lynch Canada Inc. or their respective affiliates.

         o Possible negative tax consequences of Canadian Pacific's reorganization. Canadian Pacific has publicly disclosed that a tax ruling from the United States Internal Revenue Service is being sought to the effect that the announced plan of reorganization will qualify as a tax free reorganization for U.S. federal income tax purposes and should not result in any adverse tax consequences to holders of CP Shares. At this time, neither Canadian Pacific nor the United States Internal Revenue Service has made an announcement with respect to the tax treatment of Canadian Pacific's reorganization. Canadian Pacific will describe the tax consequences of the reorganization in the materials distributed by Canadian Pacific to holders of CP Shares in connection with the reorganization. You are urged to review those materials with your legal and tax advisors. Neither the depositary, Merrill Lynch Canada Inc., nor any of their respective affiliates can assure you that Canadian Pacific's reorganization will not have negative tax consequences for you. However, an election by you to deposit all or a portion of your CP Shares with the depositary and receive CP HOLDRS will have no impact on the tax consequences to you of Canadian Pacific's reorganization for United States federal income tax purposes.

         o Concentration of investment. Initially, CP HOLDRS will only represent CP Shares. Even after the reorganization of Canadian Pacific, CP HOLDRS will represent an investment in the current businesses of Canadian Pacific. CP HOLDRS is a concentrated investment. As a result, you will be exposed to the risks of concentrated investments. In addition, as a result of market fluctuations and/or reconstitution events, an investment in CP HOLDRS may come to represent a more concentrated investment in one or more of the underlying securities. See "Description of the Deposit Agreement--Reconstitution Events."

         o Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer or take-over bid relating to one or more of the underlying securities, you will be required to surrender your CP HOLDRS and receive delivery of each of the underlying securities. The surrender of your CP HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or take-over bid. The surrender of CP HOLDRS will involve payment of a cancellation fee to the depositary of up to $0.10 per CP HOLDR cancelled. The cancellation fee will be calculated by rounding up the number of CP HOLDRS surrendered to the nearest 100.

         o Trading halts. Trading in CP HOLDRS on The Toronto Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in CP HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in CP HOLDRS, you will not be able to trade CP HOLDRS.

         o Delisting from The Toronto Stock Exchange. If CP HOLDRS falls below any of the continued listing criteria, The Toronto Stock Exchange may consider delisting CP HOLDRS. If CP HOLDRS are delisted by The Toronto Stock Exchange, a termination event will result unless CP HOLDRS are listed for trading on another national securities exchange in Canada and either a national securities exchange in the United States or the NASDAQ National Market System within five business days of their delisting. Possible events that could lead to a delisting include:

                  o        inadequate number of publicly-held CP HOLDRS;

                  o        inadequate number of holders; and

                  o        inadequate market value of CP HOLDRS outstanding.

o Possible conflicts of interest. Merrill Lynch Canada Inc., as initial depositor and coordinator, may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch Canada Inc. and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities on behalf of the issuers of the underlying securities, may provide services to issuers of the underlying securities in connection with their business (even though Merrill Lynch currently has no agreements or arrangements with respect to either of the foregoing), or may make purchases or sales, including establishing long or short positions, in the underlying securities for their own accounts. The potential profit of Merrill Lynch also is affected by any hedging activities in which it may engage in connection with its proprietary trading activity in CP Shares or CP HOLDRS. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, Merrill Lynch Canada Inc.'s activity as initial depositor and coordinator in connection with CP HOLDRS.

o Delays in distributions. The deposit agreement provides that the depositary will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of CP HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Merrill Lynch Canada Inc. and the Depositary as Foreign Persons

o Because Merrill Lynch Canada Inc. and the depositary are Canadian companies, there may be limitations on the enforcement of certain civil liabilities and judgments obtained in the United States against them. Merrill Lynch Canada Inc. and the depositary are incorporated under the laws of Canada and all of their assets are located outside of the United States. Most of their directors and officers are residents of Canada. Although Merrill Lynch Canada Inc. has appointed Merrill Lynch, Pierce Fenner & Smith Incorporated as agent for service of process in the United States and therefore you will be able to effect service process on Merrill Lynch Canada Inc. in the United States, it may be difficult for a holder of CP HOLDRS to effect service of process within the United States against the depositary and Merrill Lynch Canada Inc.'s and the depositary's respective directors and officers, or to enforce in the United States judgments that are obtained in a U.S. court against these non-U.S. persons. There is also doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liberties predicated upon U.S. federal securities laws. The Canadian courts may enforce foreign judgments for liquidated amounts in civil matters, subject to certain conditions and exceptions.

Risk Factors Specific to Canadian Pacific Limited and the Successor Companies

         o The stock price of Canadian Pacific has been and will likely continue to be volatile, and the stock prices of the Canadian Pacific successor companies will also likely be volatile. Canadian Pacific holds five operating businesses in three main areas of business: energy, transportation and hotels. The financial condition and results of operations of these operating businesses, which in the planned reorganization will become the successor companies to Canadian Pacific, are subject to a variety of factors, including:

                  o        general market fluctuations;

                  o the seasonality of various markets for principal business lines;

                  o        interest rate and currency fluctuations;

                  o general political and economic conditions in the U.S., Canada and throughout the world;

                  o changes in financial estimates by securities analysts;

                  o legal or regulatory developments affecting Canadian Pacific or its planned successor companies;

                  o announcements by competitors of Canadian Pacific or of its planned successor companies of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

                  o        departures of key personnel; and

                  o sales of securities of the planned successor companies of Canadian Pacific in the open market.

                  o The stock price of Canadian Pacific and its planned successor companies could be subject to wide fluctuations in response to these factors, among others.

         o The stock price of CP Shares may be adversely affected by the planned reorganization. In addition to the factors listed above, the price at which CP Shares trade may be influenced by investor perception of the desirability of the planned reorganization. If investor perception of the desirability of the planned reorganization is negative, the price of CP Shares could be adversely affected. Because it is expected that after the reorganization of Canadian Pacific the value of CP HOLDRS will closely reflect the value of CP shares, the value of your CP HOLDRS may be adversely affected if investor perception of the desirability of the planned reorganization is negative.

         o The trading value of the successor companies' common stock is unpredictable. It is expected that the common stock of each of the five successor companies of Canadian Pacific will be listed and traded on The Toronto Stock Exchange and the New York Stock Exchange after the planned reorganization. However, there can be no assurance that after the planned reorganization, all of or any of the successor companies will meet the listing requirements of The Toronto Stock Exchange or the New York Stock Exchange. In addition, following the reorganization, the trading values of the individual successor companies' common stock will be based on the results of operations of the successor companies and their businesses, which, except for PanCanadian Petroleum Limited, have not previously been independently valued and traded in the public market. Prices at which the successor companies may trade cannot be predicted. Moreover, until orderly markets develop, the prices at which trading in such securities occurs may fluctuate significantly. The prices at which the successor companies' common stock trades after the reorganization will be determined by the marketplace and may be influenced by many factors, including, among others, the continuing depth and liquidity of the market for the successor companies' common stock, investor perception of the successor companies, each successor company's dividend policy and general economic and market conditions. Finally, the combined trading prices of the successor companies' common stock may be less than the trading price of the CP Shares prior to the reorganization.

                             HIGHLIGHTS OF CP HOLDRS

         The following is only a summary of CP HOLDRS and is qualified by the more detailed information appearing elsewhere in this prospectus. You should read the entire prospectus carefully and not rely solely on the summary information.

What are CP HOLDRS?        HOLding Company Depositary ReceiptS(SM) for shares of
                           common stock of Canadian Pacific Limited are designed to provide current holders of CP Shares with a single exchange traded instrument that represents ownership of the shares of common stock of the five successor companies that are expected to result from Canadian
                           Pacific's announced plan of reorganization.

What is happening          Canadian Pacific has announced a plan to split into
with Canadian              five separate public companies--PanCanadian Petroleum
Pacific?                   Limited, Canadian Pacific Railway Company, Fording
                           Inc., CP Ships Holdings Inc. and Fairmont Hotels &
                           Resorts, Inc., referred to herein as the successor companies. It is anticipated that, after completion of the plan of reorganization, current holders of CP
                           Shares (currently listed on The Toronto Stock
                           Exchange and the New York Stock Exchange under the symbol "CP"), will hold equity securities of each of the successor companies. The securities of the successor companies may only be represented in CP
                           HOLDRS if they are registered under Section 12 of the Exchange Act, are issued by a reporting issuer under Canadian securities laws and if they are listed for trading on a national securities exchange in Canada and either on a U.S. national securities exchange or the NASDAQ National Market System.

What are the               CP HOLDRS are an alternative for current holders of
advantages of CP           CP Shares who would prefer to hold a single security
HOLDRS?                    representing their investment in Canadian Pacific
                           after the reorganization. CP HOLDRS are expected to help reduce the inconvenience of owning shares of the five successor companies and to help reduce the expenses associated with buying and selling each of the successor companies in a traditional brokerage account with transaction-based charges.

How can you obtain         You may elect to deposit all or a portion of your CP
CP HOLDRS prior to         Shares (along with the coordination fee and dealer
the reorganization         fee, if applicable) in order to receive an equal
Canadian Pacific?          number of CP HOLDRS. If you wish to receive CP HOLDRS
                           immediately after the initial deposit period you should instruct your broker to deposit your CP Shares with the depositary on or before September 26, 2001.
                           Your broker will deposit the CP Shares with the depositary during the initial deposit period on your behalf and deduct the applicable coordination fee and dealer fee from your account (or request a payment from you if you do not maintain a cash balance).
                           Immediately after the initial deposit period and prior to the completion of the reorganization of Canadian Pacific, holders of CP Shares can deposit their CP Shares (along with the issuance fee) with the depositary in order to receive an equal number of CP HOLDRS. After the initial deposit period your broker will deposit your CP Shares and will deduct the issuance fee from your account.

                           If you are in physical possession of your CP Shares, you must deposit your shares with a participant in The Canadian Depositary for Securities Limited, referred to in this prospectus as CDS (who will likely be your dealer or any registered dealer in Canada) or, if you are in the United States, with a participant in The Depository Trust Company, referred to in this prospectus as DTC (who will likely be your broker or any registered broker-dealer in the United States), in order to receive CP HOLDRS. You will not receive physical certificates evidencing your ownership of CP HOLDRS. See "Description of the Deposit Agreement--Book Entry System."

                           If Canadian Pacific announces that its reorganization has been cancelled prior to the issuance of CP HOLDRS, the depositary will return the CP Shares along with the coordination fee to you through your broker. In addition, you will be entitled to receive from your broker any dealer fee you may have paid. Because neither the depositary nor Merrill Lynch Canada Inc. has any control over your broker's dealings with you they cannot assure you that your broker will forward to you any of the CP Shares or coordination fees returned to your broker on your behalf or return any dealer fees, if applicable.

How can you create         After the completion of the reorganization of
CP HOLDRS after            Canadian Pacific, holders of shares of common stock
completion of              of the five successor companies must deposit those
the reorganization of      shares (along with the issuance fee and any other
Canadian Pacific?          securities then represented by CP HOLDRS) with the
                           depositary in order to receive CP HOLDRS. The share amounts required to create a CP HOLDR after the reorganization of Canadian Pacific will initially be based solely on the plan of reorganization of Canadian Pacific. In a proxy statement to shareholders dated August 3, 2001, Canadian Pacific has disclosed that, upon completion of its reorganization, one CP Share will become 0.684 of a share of common stock of PanCanadian Petroleum
                           Limited, 0.166 of a share of common stock of Fording
                           Inc., 0.50 of a share of common stock of Canadian
                           Pacific Railway Company, 0.25 of a share of common stock of CP Ships Holdings Inc. and 0.25 of a share of common stock of Fairmont Hotels & Resorts, Inc.
                           Neither the depositary nor Merrill Lynch Canada Inc.
                           can assure you that these percentages will not change prior to the reorganization of Canadian Pacific. If they do change, one CP HOLDR will represent, upon completion of the reorganization, the quantity and classes of securities represented by each CP Share in the reorganization of Canadian Pacific.

                           After completion of the reorganization of Canadian Pacific, the depositary may require a minimum deposit of underlying securities so that the depositary will receive only whole share amounts for issuance of CP HOLDRS. As a result, based solely on Canadian Pacific's announced plan of reorganization, the depositary may require you to deposit the quantity and classes of securities in an amount to create integral multiples of 500 CP HOLDRS to represent your beneficial ownership of the underlying securities in only whole share amounts. You will not receive physical certificates evidencing your ownership of CP HOLDRS. See "Description of the Deposit Agreement--Book Entry System."

Who is the initial         During the initial deposit period, Merrill Lynch
depositor and              Canada Inc. will act as initial depositor and
coordinator and what       coordinator for holders of CP Shares.  As
is its role?               coordinator, Merrill Lynch Canada Inc. is responsible
                           for working with the depositary to facilitate the creation of CP HOLDRS, will work with broker-dealers to solicit deposits of CP Shares by beneficial owners of CP Shares and will establish with the depositary the process by which CP HOLDRS will be delivered and the terms under which CP HOLDRS will be governed.
                           Merrill Lynch Canada Inc. will pay approximately
                           $2.25 million in depositary, legal, printing and registration expenses relating to the establishment of CP HOLDRS. The coordinator expects to receive a coordination fee of approximately $0.10 per CP Share for deposits of up to 99,999 CP Shares and $0.05 per CP Share for deposits of 100,000 or more CP Shares in connection with its activities as coordinator.
                           Therefore, if between 25 million and 50 million CP
                           Shares are deposited during the initial deposit period, Merrill Lynch Canada Inc. will receive between $1.25 million and $5.0 million in coordination fees in connection with its activity as coordinator. As initial depositor, Merrill Lynch
                           Canada Inc. has deposited, as of the date of this prospectus, 2,500 CP Shares, as required by the deposit agreement, to commence the initial deposit period.

Who is the                 BNY Trust Company of Canada, a Canadian trust
depositary and what        company, will act as depositary under the deposit
is its role?               agreement. The depositary is responsible for
                           receiving deposits of CP Shares and delivering CP
                           HOLDRS representing the underlying securities issued by the CP HOLDRS Deposit Facility created by the deposit agreement. The depositary will deliver CP
                           HOLDRS on a continuous basis. The depositary will receive compensation as set forth in the deposit agreement. The depositary will hold the underlying securities on behalf of the depositing holders of CP
                           Shares or on behalf of the holders of CP HOLDRS, when
                           CP HOLDRS are issued.

How will CP HOLDRS         In order to issue CP HOLDRS, CP HOLDRS must be listed
trade?                     on a national securities exchange in Canada and
                           either a national securities exchange in the United
                           States or the NASDAQ National Market System. It is expected that, prior to the issuance of CP HOLDRS, CP
                           HOLDRS will be listed for trading on The Toronto
                           Stock Exchange and a national securities exchange in the United States. The minimum trading unit to trade
                           CP HOLDRS on such stock exchanges will be one CP
                           HOLDR.

What are                   Underlying securities will be distributed from CP
reconstitution             HOLDRS in the following circumstances:
events?
                                    o        any class of underlying securities
                                             ceases to be outstanding as a
                                             result of a merger or other
                                             corporate combination of an issuer
                                             of underlying securities and
                                             securities received by the
                                             depositary in exchange for such
                                             underlying securities are not
                                             registered under Section 12 of the
                                             Exchange Act, issued by a reporting
                                             issuer under Canadian securities
                                             laws and are not listed for trading
                                             on a national securities exchange
                                             in Canada and on either a national
                                             securities exchange in the United
                                             States or the NASDAQ National
                                             Market System;

                                    o        any class of underlying securities
                                             is delisted from trading on its
                                             primary exchange or market in
                                             either the United States or Canada
                                             and is not listed for trading on
                                             another national securities
                                             exchange in Canada or on either a
                                             national securities exchange in the
                                             United States or the NASDAQ
                                             National Market System within five
                                             business days of such delisting;

                                    o        either any class of underlying
                                             securities is no longer registered
                                             under Section 12 of the Exchange
                                             Act or an issuer of underlying
                                             securities is no longer a reporting
                                             issuer under Canadian securities
                                             laws;

                                    o        the United States Securities and
                                             Exchange Commission determines that
                                             an issuer of underlying securities
                                             is an investment company under the
                                             United States Investment Company
                                             Act of 1940 and the depositary has
                                             actual acknowledge of such
                                             determination; or

                                    o        any other change in nominal value,
                                             change in par value, split-up,
                                             consolidation or any other
                                             reclassification of underlying
                                             securities in connection with which
                                             the depositary receives securities
                                             that are not registered under
                                             Section 12 of the Exchange Act,
                                             issued by a reporting issuer under
                                             Canadian securities laws and not
                                             listed on a national securities
                                             exchange in Canada and either a
                                             national securities exchange in the
                                             United States or the NASDAQ
                                             National Market System.

What are termination       The depositary will terminate the deposit agreement
events?                    in the following circumstances:

                                    o        CP HOLDRS are no longer listed on a
                                             national securities in Canada and
                                             either a national securities
                                             exchange in the United States or
                                             the NASDAQ National Market System
                                             and are not approved for listing on
                                             another national securities
                                             exchange in Canada and either a
                                             national securities exchange in the
                                             United States or the NASDAQ
                                             National Market System within five
                                             business days of their delisting;

                                    o        60 days have passed after the
                                             depositary has delivered to Merrill
                                             Lynch Canada Inc. a written notice
                                             of its election to resign and no
                                             successor has been appointed; or

                                    o        75% of the owners of outstanding CP
                                             HOLDRS, other than Merrill Lynch
                                             Canada Inc. and its affiliates,
                                             notify the depositary that they
                                             elect to terminate the deposit
                                             agreement.

                           Upon termination of the deposit agreement and prior to distributing the underlying securities to you, the depositary will charge you a cancellation fee of up to $0.10 per CP HOLDR surrendered, along with any taxes or other governmental charges, if any. The cancellation fee will be calculated by rounding up the number of CP HOLDRS surrendered to the nearest 100.


How much will it           The following is a summary of the fees payable in
cost to obtain a           connection with CP HOLDRS:
CP HOLDR?
Are there any other fees                                                     Fees
associated with CP HOLDRS?                                                 (per CP HOLDR)
                           ---------------------------------------------------------------------------------------------------
                           To Receive CP HOLDRS          For deposits      For deposits      For deposits      For deposits of
                           during the initial deposit       of up to       of 2,500 to       of 10,000 to        100,000 or
                           period:                           2,499            9,999             99,999               more
                                                           CP Shares        CP Shares         CP Shares           CP Shares
                           Coordination Fee                 $0.10              $0.10             $0.10              $0.05
                           (payable to Merrill Lynch)

                           Dealer Fee                       $0.20              $0.10              n/a                 n/a
                                                            -----              -----              ---                 ---
                           (payable to your broker)

                                             Total          $0.30              $0.20             $0.10              $0.05
                           ---------------------------------------------------------------------------------------------------
                           To Receive CP HOLDRS
                           after the initial deposit
                           period:

                                        Issuance Fee                                    $0.10
                                        (payable to the
                                        depositary)

                                        Cancellation Fee                                $0.10
                                        (payable to the
                                        depositary)
                           ---------------------------------------------------------------------------------------------------
                           Ongoing Fees:
                                        Annual Fee                                     $0.015
                                        (payable to the
                                        depositary)
                           ---------------------------------------------------------------------------------------------------

                           If you deposit up to 2,499 CP Shares, you will pay a coordination fee to Merrill Lynch Canada Inc. of $0.10 per CP Share and your broker will charge you a dealer fee of an additional $0.20 per CP Share. If you deposit 2,500 to 9,999 CP Shares, you will be charged a $0.10 coordination fee for each and every CP Share deposited and your broker will charge you an additional $0.10 per CP Share. If you deposit 10,000 to 99,999 CP Shares, you will be charged a $0.10 coordination fee for each and every CP Share deposited. If you deposit 100,000 or more CP Shares, you will be charged a $0.05 coordination fee for each and every CP Share deposited. In order to qualify for the reduced $0.05 fee for deposits of 100,000 or more CP Shares, depositors must certify that they are eligible for the reduced fee. Your broker will not charge you any additional dealer fee for deposits of 10,000 or more CP Shares.

                           The coordination fee can also be paid in Canadian dollars, in which case the coordination fee is C$0.155 per CP Share for deposits of up to 99,999 CP Shares and C$0.0775 per CP Share for deposits of 100,000 or more CP Shares. The aggregate amount of the coordination fee you will pay will be calculated by rounding up the number of CP Shares deposited to the nearest 100.

                           Because the fee you will pay to create CP HOLDRS will be calculated by rounding up the number of CP Shares deposited to the nearest 100, the fee to create between one and 100 CP HOLDRS is $30.00. Because, in order to represent your beneficial ownership of the underlying securities in whole share amounts after the reorganization of Canadian Pacific, the depositary may require you to create integral multiples of 500 CP HOLDRS after the reorganization of Canadian Pacific to represent your beneficial ownership of the underlying securities through CP HOLDRS, you may be required to pay an issuance fee to the depositary of $50.00 in order to create each integral multiple of 500 CP HOLDRS after the reorganization of Canadian Pacific, if the depositary charges you the maximum issuance fee of $0.10 per CP HOLDR created.

                           The fees payable to the depositary indicated above are the maximum amount of the fees that may be charged (except that the amount of the issuance and cancellation fees will be calculated by rounding up the number of CP HOLDRS to the nearest 100). Because the issuance and cancellation fees will be calculated by rounding up the number of CP HOLDRS to the nearest 100, the fee to create and cancel between one and 100 CP HOLDRS after the reorganization of Canadian could be as much as $10.00, if the depositary charges you the maximum $0.10 fee per CP HOLDR. The issuance fee to be paid for the issuance of CP HOLDRS following the initial deposit period and the cancellation fee payable to surrender CP HOLDRS and receive the underlying securities are set at the discretion of the depositary and may be less than $0.10 per CP HOLDR. In addition, the annual fee payable to the depositary will be deducted from the cash distributions made on the underlying securities held by the depositary under the deposit agreement. If cash distributions are not sufficient to pay the annual fee, the depositary will waive that portion of the annual fee in that calendar year that exceeds the total cash distributions.

                           If the depositary incurs any expenses in connection with any distribution (e.g., any expense in connection with converting cash distributions into United States dollars for United States residents or expenses in connection with distributing securities or other property), the depositary will deduct these expenses prior to making the distribution.

                           If you choose to sell your CP HOLDRS on The Toronto Stock Exchange, you should not be charged any fees other than standard commissions and other fees charged by your broker to execute trades on your behalf.

                           If you choose to pay the cancellation fee or issuance fee to the depositary in Canadian dollars or if the depositary collects the annual fee in Canadian dollars, the fee will equal the product of the relevant U.S. dollar fee and the last published Bank of Canada daily noon rate for Canadian dollars on the date on which the fee is payable.

What are the U.S.          We have received a tax opinion from Sherman &
federal income tax         Sterling, special U.S. tax counsel to Merrill Lynch
consequences of CP         Canada Inc., stating that the deposit of CP Shares
HOLDRS?                    (or shares of each ofthe successor companies) and the
                           subsequent receipt of CP HOLDRS will not be a disposition for U.S. federal income tax purposes.
                           In addition, owners of CP HOLDRS will be treated for U.S. federal income tax purposes as the owners of the underlying securities represented by CP HOLDRS.
                           Therefore, you will not be subject to any additional
                           U.S. federal income taxes as a result of holding CP
                           HOLDRS instead of shares of common stock of Canadian
                           Pacific or the successor companies outside CP HOLDRS.

                           Ownership of CP HOLDRS will not change or in any way affect the U.S. federal income tax consequences associated with the transactions contemplated by the announced reorganization plan of Canadian Pacific. The tax consequences of the reorganization of Canadian Pacific will be described in the materials distributed by Canadian Pacific to its shareholders and you are urged to consult these materials and to consult your tax and legal advisor regarding the U.S. federal income tax consequences particular to you in association with the reorganization plan. However, because you will not receive cash in lieu of your fractional interests in the successor companies at the time of the reorganization you will not be taxed at the time of the reorganization with respect to those fractional interests. You will, however, be subject to tax with respect to those fractional interests at the time you surrender your CP HOLDRS to receive underlying securities and cash in lieu of fractional interests in the underlying securities.

What are the voting        CP HOLDRS will represent your beneficial ownership of
and other ownership        the underlying securities. Owners of CP HOLDRS will
rights?                    have the same rights and privileges as they would
                           have if they owned the underlying securities beneficially outside of CP HOLDRS. These include the right to instruct the depositary to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the depositary by an issuer of an underlying security, the right to pledge CP
                           HOLDRS and the right to surrender CP HOLDRS to receive the underlying securities. CP HOLDRS will not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Exchange Act. As a result, you will have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of CP HOLDRS. However, due to the nature of CP HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your CP
                           HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                           A holder of CP HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of CP HOLDRS would need to surrender their CP HOLDRS, pay the applicable fees and expenses, receive all of their underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder. Under Canadian law, only a registered holder of securities is entitled to exercise their right of dissent and have the value of their securities appraised.

                           You will retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your CP Shares in the same manner as if you beneficially owned your underlying securities outside of CP HOLDRS in "street name" through a brokerage account. The depositary will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                           The deposit agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the depositary, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be retained by the depositary and will become part of the underlying securities if the securities are registered under
                           Section 12 of the Exchange Act, are issued by a reporting issuer under Canadian securities laws and are listed on a national securities exchange in Canada and on either a national securities exchange in the United States or through NASDAQ National Market System.

                           You may elect to receive dividends with respect to the underlying securities in either Canadian or U.S. dollars by following the procedures established by your broker through which you hold your CP HOLDRS.

                           There may be a delay between the time any cash or other distribution is received by the depositary with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary. If any tax or other governmental charge becomes due with respect to CP HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                           If you wish to participate in a tender offer or take-over bid for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your CP HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your CP HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Deposit Agreement -- Surrender of CP HOLDRS."

What ownership             After the reorganization of Canadian Pacific your CP
rights will you            HOLDRS will likely represent fractional shares of
have in fractional         some or all of the successor companies, depending on
shares in the              the number of CP Shares you deposit. You will be
underlying securities?     entitled to receive distributions proportionate to
                           your fractional shares.

                           In addition, you will be entitled to receive proxy materials and other shareholder communications and you will be entitled to exercise voting rights proportionate to your fractional shares. The depositary will aggregate the votes of all of the share fractions represented by CP HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 CP HOLDRS are outstanding and each CP HOLDR represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by CP HOLDRS. If 50,000 holders of such CP HOLDRS vote their underlying securities "yes" and 50,001 vote "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The depositary will ignore the .75 negative vote and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

What are some of           CP HOLDRS will initially represent beneficial
the other considerations   ownership of the CP Shares and, as shares of the
associated with CP HOLDRS? successor companies are issued in connection with the reorganization of Canadian Pacific, the shares of the successor companies. CP HOLDRS will not provide protection with respect to the risks associated with owning the CP Shares or the shares of the successor companies.

                           If the shares of one or more of the successor companies are not listed on a stock exchange or in other circumstances, it may be necessary to exclude the shares of these successor companies from CP HOLDRS and distribute these shares directly to you or even to delist CP HOLDRS. See "Description of the Deposit Agreement -- Reconstitution Events."

                           Due to the nature of CP HOLDRS you will not be able to participate in any dividend reinvestment plans of the issuers of underlying securities unless you cancel your CP HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                           Currently, no national securities exchange in the United States has listing standards for CP HOLDRS. If listing standards are not approved by the SEC and adopted by a national securities exchange in the United States or the NASDAQ National Market System prior to the issuance of CP HOLDRS, the depositary will return your CP Shares to you through your broker. The depositary will also refund the coordination fee to you through your broker and the dealer fee, if any, should be refunded by your broker. Because neither the depositary nor Merrill Lynch Canada Inc. has any control over your broker's dealings with you they cannot assure you that your broker will forward to you any of the CP Shares or coordination fees returned to your broker on your behalf or return any dealer fees, if applicable.

What if you change         On or before September 26, 2001, you may cancel any
your mind?                 election that you previously made to receive CP
                           HOLDRS and withdraw your previously deposited CP
                           Shares. To effect such a withdrawal, you should notify your broker of your desire to withdraw. In that event, the coordination fee will be refunded by the depositary and the dealer fee should be refunded by your broker. There will be no charges associated with the withdrawal. Because neither the depositary nor Merrill Lynch Canada Inc. has any control over your broker's dealings with you they cannot assure you that your broker will forward to you any of the CP Shares or coordination fees returned to your broker on your behalf or return any dealer fees, if applicable. After September 26, 2001, the depositary may charge you a cancellation fee of up to $0.10 per CP HOLDR to surrender CP HOLDRS and receive the underlying securities. The cancellation fee will be calculated by rounding up the number of CP HOLDRS to the nearest 100.

                            DESCRIPTION OF CP HOLDRS

         HOLding Company Depositary ReceiptS(SM) for shares of common stock of Canadian Pacific Limited are designed to provide current holders of the common stock of Canadian Pacific Limited with a single exchange traded instrument representing shares of common stock of the five successor companies that are expected to result from Canadian Pacific's announced plan of reorganization. CP HOLDRS will be delivered by the depositary when issued by the CP HOLDRS Deposit Facility created by the deposit agreement. When issued, each CP HOLDR will initially represent one CP Share.

         Canadian Pacific has announced a plan to split into five separate public companies -- PanCanadian Petroleum Limited, Canadian Pacific Railway Company, Fording Inc., CP Ships Holdings Inc. and Fairmont Hotels & Resorts Inc. After the reorganization of Canadian Pacific, it is anticipated that current holders of CP Shares will hold the equity securities of each of these successor companies.

         CP HOLDRS are an alternative for holders of the shares of common stock of Canadian Pacific who would prefer to hold a single security representing their investment in Canadian Pacific after the reorganization. CP HOLDRS are expected to help reduce the inconvenience of owning the shares of the five successor companies and to help reduce the expenses associated with buying and selling the common stock of each of the successor companies in a traditional brokerage account with transaction-based charges.

         Application has been made to list CP HOLDRS on The Toronto Stock Exchange. Listing is subject to satisfaction of all the requirements of such exchange on or before September 27, 2001, including distribution of CP HOLDRS to a minimum number of public holders.

         Merrill Lynch Canada Inc., as coordinator, and the depositary will make CP HOLDRS available to holders of CP Shares during an initial deposit period expected to end on September 26, 2001. In addition, Merrill Lynch Canada Inc. has deposited, as of the date of this prospectus, 2,500 CP Shares, as required by the deposit agreement, to commence the initial deposit period.

         CP HOLDRS will represent your undivided beneficial ownership of the underlying securities. Owners of CP HOLDRS will have the same rights and privileges as they would have if they owned the underlying securities beneficially outside of CP HOLDRS. These include the right to instruct the depositary to vote the underlying securities, to receive any dividends and other distributions on the underlying securities that are declared and paid to the depositary by an issuer of an underlying security, the right to pledge CP HOLDRS and the right to surrender CP HOLDRS to receive the underlying securities. CP HOLDRS will not change your ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act. As a result, you will have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of CP HOLDRS. However, due to the nature of CP HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your CP HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

         On or before September 26, 2001, you may cancel any election that you previously made to receive CP HOLDRS and withdraw your previously deposited CP Shares. To effect such a withdrawal, you should notify your broker of your desire to withdraw. In such an event, the coordination fee and any dealer fee that may have been paid to your broker, should be refunded by the broker to your account. There will be no charges associated with the withdrawal. After September 26, 2001, a cancellation fee is payable in order to surrender CP HOLDRS and receive the underlying securities. Because neither the depositary nor Merrill Lynch Canada Inc. has any control over your broker's dealings with you they cannot assure you that your broker will forward to you any of the CP Shares or coordination fees returned to your broker on your behalf or return any dealer fees, if applicable.

         If Canadian Pacific announces that its reorganization has been cancelled, the depositary will return the CP Shares to you through your broker. The depositary will also refund the coordination fee to you through your broker and the dealer fee, if any, should be refunded by your broker. Because neither the depositary nor Merrill Lynch Canada Inc. has any control over your broker's dealings with you they cannot assure you that your broker will forward to you any of the CP Shares or coordination fees returned to your broker on your behalf or return any dealer fees, if applicable.

                      DESCRIPTION OF THE DEPOSIT AGREEMENT

         The following is a summary of the principal terms of the deposit agreement, dated as of August , 2001, among Merrill Lynch Canada Inc., as initial depositor and coordinator, BNY Trust Company of Canada, as depositary, the owners and beneficial owners from time to time of CP HOLDRS and depositors from time to time of underlying securities. The deposit agreement will be governed by the laws of Ontario. The CP HOLDRS Deposit Facility created by the deposit agreement will terminate on December 31, 2041, unless an earlier termination event occurs.

Creation of CP HOLDRS

         The deposit agreement provides that CP HOLDRS will initially represent CP Shares. After completion of the reorganization of Canadian Pacific, CP HOLDRS will represent the underlying securities resulting from the CP Shares in the reorganization. The deposit agreement provides that CP HOLDRS will represent an owner's right to receive the underlying securities held by the depositary under the deposit agreement.

Initial Depositor

         The deposit agreement requires Merrill Lynch Canada Inc. to deposit 2,500 CP Shares with the depositary to commence the initial deposit period. As of the date of this prospectus Merrill Lynch Canada Inc., as initial depositor, has complied with this requirement and will receive 2,500 CP HOLDRS when CP HOLDRS are issued. As such, Merrill Lynch Canada Inc., as initial depositor, is the "issuer" of CP HOLDRS as such term is defined in Section 2(a)(4) of the Securities Act of 1933, as amended and Section 3(a)(8) of the Exchange Act. Neither Merrill Lynch Canada Inc. nor the depositary will regularly disseminate to holders of CP HOLDRS the aggregate value of the underlying securities represented by CP HOLDRS at any time. CP HOLDRS may trade at prices lower than the aggregate value of the underlying securities represented by CP HOLDRS at any time. If holders of CP HOLDRS wish to realize the dollar value of the underlying securities represented by CP HOLDRS, they must surrender their CP HOLDRS (and pay any applicable fees and expenses) and receive all of their underlying securities. See "--Surrender of CP HOLDRS".

Depositary

         BNY Trust Company of Canada, a Canadian trust company and an affiliate of The Bank of New York, a state-chartered New York banking corporation and a member of the United States Federal Reserve System, has agreed to act as depositary. Pursuant to the deposit agreement, the depositary agrees to accept deposits of the underlying securities and to hold such underlying securities on behalf of depositors and, after CP HOLDRS are issued, on behalf of the owners of CP HOLDRS. The depositary will not have any investment discretion with respect to the underlying securities and will only perform ministerial and administrative functions. As specified in the deposit agreement, CP HOLDRS are obligations of BNY Trust Company of Canada, as depositary. The depositary has agreed to perform all of the obligations specifically set forth in the deposit agreement without negligence or bad faith. From the date of this prospectus until the date the reorganization of Canadian Pacific is completed, the underlying securities that may be deposited are CP Shares and each CP HOLDR, once issued, will represent one CP Share. After completion of the reorganization of Canadian Pacific, each CP HOLDR will represent the quantity and classes of securities resulting from each CP Share in the reorganization of Canadian Pacific. No CP HOLDRS will be issued until September 27, 2001. The depositary has agreed that it will not, as depositary or in a similar capacity, sponsor or participate in any other program or enter into any other agreement in connection with any instrument to evidence ownership of or designed to represent the underlying securities in a single trading instrument.

Fees and Expenses

         The following is a summary of the fees payable in connection with CP
HOLDRS:

                                                                            Fees
                                                                       (per CP HOLDR)
------------------------------------------------------------------------------------------------------------------------
To Receive CP HOLDRS                 For deposits of up     For deposits of      For deposits of      For deposits of
during the initial deposit period:   to 2,499 CP Shares     2,500 to 9,999      10,000 to 99,999      100,000 or more
                                                               CP Shares            CP Shares            CP Shares
     Coordination Fee                       $0.10                $0.10                $0.10                $0.05
     (payable to Merrill Lynch)

     Dealer Fee                             $0.20                $0.10                 n/a                  n/a
                                            -----                -----                 ---                  ---
     (payable to your broker)

         Total                              $0.30                $0.20                $0.10                $0.05
------------------------------------------------------------------------------------------------------------------------
To Receive CP HOLDRS
after the initial deposit period:
     Issuance Fee                                                          $0.10
     (payable to the depositary)

     Cancellation Fee                                                      $0.10
     (payable to the depositary)
------------------------------------------------------------------------------------------------------------------------
Ongoing Fees:

     Annual Fee                                                            $0.015
     (payable to the depositary)
------------------------------------------------------------------------------------------------------------------------

         In order to qualify for the reduced $0.05 fee for deposits of 100,000 or more CP Shares, such depositors must certify that they are eligible for the reduced fee. Because the fee you will pay to create CP HOLDRS will be calculated by rounding up the number of CP Shares deposited to the nearest 100, the fee to create between one and 100 CP HOLDRS is $30.00. Because, in order to represent your beneficial ownership of the underlying securities in whole share amounts after the reorganization of Canadian Pacific, the depositary may require you to create integral multiples of 500 CP HOLDRS after the reorganization of Canadian Pacific to represent your beneficial ownership of the underlying securities through CP HOLDRS, you may be required to pay an issuance fee to the depositary of $50.00 in order to create each integral multiple of 500 CP HOLDRS after the reorganization of Canadian Pacific, if the depositary charges you the maximum issuance fee of $0.10 per CP HOLDR created.

         The coordination fee can also be paid in Canadian dollars, in which case the coordination fee is C$0.155 per CP Share for deposits of up to 99,999 CP Shares and C$0.0775 per CP Share for deposits of 100,000 or more CP Shares. The aggregate amount of the coordination fee you will pay will be calculated by rounding up the number of CP Shares deposited to the nearest 100.

         The fees payable to the depositary indicated above are the maximum amount of all such fees that may be charged (except that the amount of the issuance and cancellation fees will be calculated by rounding up the number of CP HOLDRS to the nearest 100). Because the issuance and cancellation fees will be calculated by rounding up the number of CP HOLDRS to the nearest 100, the fee to create and cancel between one and 100 CP HOLDRS after the reorganization of Canadian could be as much as $10.00, if the depositary charges you the maximum $0.10 fee per CP HOLDR. The issuance fee to be paid for the issuance of CP HOLDRS following the initial deposit period and the cancellation fee payable to surrender CP HOLDRS and receive the underlying securities are set at the discretion of the depositary and may be less than $0.10 per CP HOLDR. In addition, the annual fee payable to the depositary will be deducted from the cash distributions made on the underlying securities held by the depositary under the deposit agreement. If cash distributions are not sufficient to pay the annual fee, the depositary will waive that portion of the annual fee in that calendar year that exceeds the total cash distributions.

         Although it is not expected that the depositary will be required to convert cash distributions into United States dollars for United States residents, in the event that the depositary incurs any expenses in connection with converting cash distributions into United States dollars for United States residents, the depositary will deduct these expenses prior to making the distribution. As discussed below in "--Distributions," you may elect to receive cash distributions in either Canadian or U.S. dollars through your broker through which you hold your CP HOLDRS.

         If you choose to sell your CP HOLDRS on The Toronto Stock Exchange, you should not be charged any fees other than standard commissions and other fees charged by your broker to execute trades on your behalf.

         If you choose to pay the cancellation fee or issuance fee to the depositary in Canadian dollars or if the depositary collects the annual fee in Canadian dollars, the fee will equal the relevant U.S. dollar fee and the last published Bank of Canada daily noon rate for Canadian dollars on the date on which the fee is payable or the depositary calculates the annual fee, as the case may be.

Issuer Reports and Voting of Underlying Securities

         You will retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications in the same manner as if you beneficially owned your underlying securities outside of CP HOLDRS from the broker through which you hold your CP HOLDRS. These reports currently include annual reports, audited financial statements (including management's discussion and analysis of financial condition and results of operations) and management proxy circulars. The depositary will endeavor, insofar as is lawful and feasible, to vote underlying securities in accordance with your instructions. "Lawful and feasible" limitations on the voting of underlying securities by the depositary contemplates situations where a court of competent jurisdiction or other duly constituted governmental authority has enjoined the depositary from complying with its duty to vote the underlying securities in accordance with your instructions.

         The depositary will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, underlying securities other than in accordance with your instructions. The depositary will forward any reports and communications distributed to the depositary, as holder of the underlying securities, by the issuers of underlying securities, if any, on behalf of owners of underlying securities to owners of CP HOLDRS as promptly as practicable, unless those reports will be sent directly to brokers by the issuers of the underlying securities as described above. You will be entitled to receive proxy materials and other shareholder communications with respect to any fractional shares you may have in the underlying securities and you will retain proportional voting rights with respect to such fractional shares. The depositary will aggregate the votes of all of the share fractions represented by CP HOLDRS and will vote the largest possible number of whole shares of such underlying securities. If, after aggregation, there is a fractional remainder, this fractional remainder will be ignored because the issuer will only recognize whole share votes.

         Canadian law and the deposit agreement allow you to attend and vote your shares at shareholder meetings of the issuers of the underlying securities by instructing the depositary that you wish to be appointed a proxy to vote the underlying securities represented by your CP HOLDRS on your own behalf.

Distributions

         The deposit agreement entitles you to receive, subject to certain limitations and net of any fees of the depositary, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. You will also be entitled to receive distributions proportionate to any fractional shares you have in the underling securities. These limitations include, any distribution of securities by an issuer of underlying securities will be retained by the depositary and will remain part of the underlying securities if the distributed securities are registered under
Section 12 of the Exchange Act, are issued by a reporting issuer under Canadian securities laws and are listed on a national securities exchange in Canada and on either a national securities exchange in the United States or the NASDAQ National Market. Such securities will be added to the classes and quantities of securities that must be deposited with the depositary to receive CP HOLDRS. In addition, the depositary will not distribute a fraction of one cent but will round to the nearest whole cent before distribution.

         Distributions will be made by the depositary as soon as is practicable following receipt by the depositary of such distributions. You may elect to receive dividends with respect to underlying securities in either Canadian or U.S. dollars by following the procedures established by your broker through which you hold your CP HOLDRS.

         There may be a delay (which is expected not to exceed one day) between the time any cash or other distribution is received by the depositary with respect to the underlying securities and the time such cash or other distributions are distributed to you due to the need for the depositary to process the flow of funds. Events beyond the control of the depositary, such as computer failures and other disruptions of banking systems generally may also result in a delay in distributions to you. You will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary. If any tax or other governmental charge becomes due with respect to CP HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

         If the depositary determines that any distribution in property is subject to any tax or other charge which the depositary is obligated to withhold, the depositary may sell all or a portion of such property in order to pay any such taxes or charges. The depositary will distribute to you the net proceeds of any such sale after deduction of such taxes or charges.

         The depositary will not distribute to you any fraction of a share. Instead, the depositary will deliver cash in lieu of such fractions. The depository will not charge you any brokerage fees in connection with the sale of such fractions.

         The depositary will only distribute to you securities or other property received in respect of underlying securities if lawful and feasible. "Lawful and feasible" restrictions on distributions include circumstances where an issuer of underlying securities declares a dividend of a security that is not qualified for public offer and sale in the United States or Canada or a cash dividend is declared by an issuer of underlying securities and a court of competent jurisdiction or other governmental authority issues an injunction preventing the depositary from paying the dividend.

         In addition, if an issuer of underlying securities distributes an asset that cannot be proportionately distributed among the holders of CP HOLDRS, the depositary will adopt an equitable method (such that the depositary will convert the asset into a form that may be distributed on a pro-rata basis to holders of CP HOLDRS) of making the distribution (including the public or private sale of the asset received, or any part thereof, and the net proceeds of any such sale (after deduction of any expenses of the depositary and any fees) will be distributed to you by the depositary, as in the case of a distribution of cash).

Rights Offerings

         If an issuer of underlying securities offers or causes to be offered to the holders of any underlying securities any rights to subscribe for additional underlying securities or other securities, the rights will be made available to you through the depositary, if practicable and if the rights and the securities that those rights relate to can be made available under applicable securities laws. Otherwise, if lawful and feasible, the depositary will use reasonable efforts to sell the rights and the net proceeds will be distributed to you. In all other cases the rights will lapse.

Offer for Underlying Securities

         If you wish to participate in a tender offer or take-over bid for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your CP HOLDRS (and pay any applicable fees) to the depositary and receive all of your underlying securities in exchange for your CP HOLDRS. See "-- Surrender of CP HOLDRS" for more information on the surrender of CP HOLDRS.

Reconstitution Events

         The deposit agreement provides for the distribution of securities to you in the following circumstances, referred to herein as reconstitution events:

         o If any class of underlying securities ceases to be outstanding as a result of, or is surrendered by the depositary in connection with, a merger, consolidation or other corporate combination of its issuer, the depositary will distribute any securities received as consideration from the acquiring company unless the securities received are registered under
                  Section 12 of the Exchange Act, are issued by a reporting issuer under Canadian securities laws and are listed for trading on a national securities exchange in Canada and on either a national securities exchange in the United States or the NASDAQ National Market System. In that case, the securities received will be treated as additional underlying securities and shall be added to the classes and quantities of securities that must be deposited for issuance of CP HOLDRS.

         o If any class of underlying securities is delisted from trading on its primary exchange or market in either the United States or Canada and is not listed for trading, as the case may be, on another national securities exchange in Canada or on either a national securities exchange in the United States or the NASDAQ National Market System, as the case may be, within five business days from the date of such delisting, the depositary will, to the extent lawful and feasible, distribute those underlying securities to you in proportion to your ownership of CP HOLDRS.

         o If any class of underlying securities is no longer registered under Section 12 of the Exchange Act or if an issuer of underlying securities is no longer a reporting issuer under the Canadian securities laws, the depositary will, to the extent lawful and practicable, distribute the underlying securities of that company to you.

         o If the United States Securities and Exchange Commission determines that an issuer of an underlying security is an investment company under the United States Investment Company Act of 1940, and the depositary has actual knowledge of such Commission determination, then the depositary will, to the extent lawful and practicable, distribute the underlying securities of such issuer to you in proportion to your ownership of CP HOLDRS.

         o If there is any other change in nominal value, change in par value, split-up, consolidation or any other reclassification of any underlying securities, or any recapitalization, reorganization, merger or consolidation or sale of assets affecting the issuer of any underlying securities in connection with which the depositary receives securities that are not registered under Section 12 of the Exchange Act, are not issued by a reporting issuer under Canadian securities laws and are not listed on a national securities exchange in Canada and either a national securities exchange in the United States or through the NASDAQ National Market System in connection with such event, the depositary will, to the extent lawful and practicable, distribute any securities so received by the depositary to the owners in proportion to their ownership of CP HOLDRS.

         If the deposit agreement would otherwise require the depositary to distribute the last remaining underlying securities to owners of CP HOLDRS in connection with any of the reconstitution events described above, the depositary may require the surrender of CP HOLDRS, including payment of the cancellation fee to the depositary, as a condition of effecting the distribution.

         The depositary will distribute any underlying securities required to be distributed to owners of CP HOLDRS because of a reconstitution event as promptly as practicable after the date that the depositary has knowledge of the occurrence of a reconstitution event.

         Underlying securities that are surrendered by the depositary that cease to be outstanding or that are distributed to you by reason of a reconstitution event will, effective on the date of such surrender or distribution, no longer be part of the securities which must be deposited with the depositary for issuance of CP HOLDRS.

Surrender of CP HOLDRS

         The deposit agreement entitles you to surrender your CP HOLDRS to the depositary and receive the underlying securities represented by those CP HOLDRS. The depositary will deliver the underlying securities to surrendering owners of CP HOLDRS as promptly as practicable. We expect, absent unforeseeable difficulties or difficulties outside of the depositary's control, that the depositary will deliver the underlying securities to surrendering owners of CP HOLDRS on the business day they surrender their CP HOLDRS (if they surrender their CP HOLDRS before noon) and on the next business day after they surrender their CP HOLDRS (if they surrender their CP HOLDRS after noon). In addition, if any fractional interests in underlying securities are represented by CP HOLDRS at the time of the surrender of CP HOLDRS, the depositary will deliver cash in lieu of such fractional interests.

         This right can only be exercised subject to the terms, conditions and limitations in the deposit agreement these limitations including:

         o production of proof satisfactory to the depositary as to the genuineness of any signature;

         o provision to the depositary of proofs, certificates, representations and warranties required by the deposit agreement; and

         o that the depositary will not be required to distribute any fraction of a share, but will instead deliver cash in lieu of such fractional interest, to the surrendering owners of CP HOLDRS.

         Withdrawal of underlying securities upon surrender of CP HOLDRS is also subject to the payment of applicable fees (including the payment to the depositary a cancellation fee of up to $0.10 per CP HOLDR surrendered), taxes or governmental charges, if any. Cancellation fees will be calculated by rounding up the number of CP HOLDRS surrendered by you to the nearest 100. Therefore, it will cost you up to $10.00 to cancel between one and 100 CP HOLDRS.

         If you choose to pay the cancellation fee in Canadian dollars, the fee will equal the product of the relevant U.S. dollar fee and the last published Bank of Canada daily noon rate on the date on which you surrendered your CP HOLDRS. See "--Fees and Expenses" for more information on the fees and expenses payable in connection with CP HOLDRS.

Suspension of Delivery, Transfers or Surrenders

         The delivery of CP HOLDRS against deposits of underlying securities, the registration of transfer of CP HOLDRS or the surrender of CP HOLDRS for the purpose of receiving underlying securities may be suspended, generally or in particular instances, during any period when the transfer books of an issuer of underlying securities are closed or if such action is considered necessary or advisable by the depositary at any time or from time to time, subject to the provisions of the following sentence. The surrender of CP HOLDRS and withdrawal of underlying securities may not be suspended except for (1) temporary delays caused by a closing of the transfer books the depositary or an issuer of the underlying securities, (2) the payment of fees, taxes and applicable charges and
(3) compliance with any applicable laws relating to CP HOLDRS or to the withdrawal of the underlying securities. The depositary will not knowingly accept for deposit any underlying securities or deliver any CP HOLDRS unless the public offer and sale of such underlying securities by the holder is permitted under the securities laws of both the United States and Canada.

Liability for Taxes and Other Charges

         You will be responsible for paying any tax or other governmental charge with respect to any CP HOLDRS or any underlying securities. The depositary will refuse to effect any transfer of such CP HOLDRS or permit any withdrawal of applicable underlying securities until the payment is made, and may withhold any dividends or other distributions, or may sell for your account underlying securities constituting any multiples of the securities which must be deposited for issuance of CP HOLDRS, and may apply dividends or other distributions or the proceeds of any such sale in payment of the tax or other charge and you will remain liable for any deficiency.

Warranties and Authorization

         Every holder of underlying securities who deposits underlying securities pursuant to the deposit agreement is deemed by the deposit to represent and warrant that such underlying securities at the time of such deposit are validly issued, fully paid and nonassessable, that the person making such deposit is duly authorized to do so and that at the time of delivery, such underlying securities are free and clear of any lien, pledge, encumbrance, right, charge or claim (other than the rights created by the deposit agreement). Every such holder is also deemed to represent that such underlying securities at the time of such deposit are, and CP HOLDRS representing such underlying securities would be, securities that are freely tradeable under applicable securities laws, any shareholder agreement or the corporate documents of the issuer. Such representations and warranties will survive the deposit of underlying securities, issuance of CP HOLDRS or termination of the deposit agreement. In addition, each person that becomes a registered owner or beneficial owner of CP HOLDRS is deemed thereby to authorize the depositary to execute and deliver the deposit agreement on the person's behalf and is deemed to be bound by the deposit agreement as if the person signed it directly. Because these representations relate to the time of the deposit of securities, they apply to the deposit of CP Shares prior to the reorganization of Canadian Pacific and to the shares of underlying securities deposited with the depositary after the reorganization of Canadian Pacific.

Prevention or Delay in Performance

         Under the deposit agreement, neither the depositary, Merrill Lynch Canada Inc., nor any of their respective directors, employees, agents or affiliates will incur any liability to any holder of a CP HOLDR, if by reason of any provision of any law, or by reason of any provision of the corporate documents of any issuer of underlying securities, or by reason of any provisions of any underlying securities, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the depositary or Merrill Lynch Canada Inc. is prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the deposit agreement it is provided will be done or performed. In addition, neither the depositary nor Merrill Lynch Canada Inc. will incur any liability to any owner of a CP HOLDR by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the deposit agreement it is provided will or may be done or performed. Notwithstanding anything herein to the contrary, Merrill Lynch Canada Inc. in no way disclaims any liability for violations by it of U.S. federal securities laws.

Resignation or Removal of Depositary

         The depositary may at any time resign as depositary by written notice of its election so to do, delivered to Merrill Lynch Canada Inc., and the resignation will take effect upon the appointment of a successor depositary and its acceptance of the appointment.

         If at any time the depositary is in material breach of its obligations under the deposit agreement and the depositary fails to cure the breach within 30 days after receipt by the depositary of written notice from owners of 25% or more of the outstanding CP HOLDRS or from Merrill Lynch Canada Inc., acting on behalf of the owners, specifying the default and requiring the depositary to cure the default, Merrill Lynch Canada Inc. may remove the depositary by written notice delivered to the depositary, and such removal shall take effect upon the appointment of a successor depositary and its acceptance of such appointment.

         If at any time the depositary resigns or is removed, Merrill Lynch Canada Inc. shall use its reasonable efforts to appoint a successor depositary, which will be a bank or trust company having an office in Canada. Every successor depositary shall execute and deliver to its predecessor and to Merrill Lynch Canada Inc. an acceptance of its appointment, and thereafter will become fully vested with all the rights, powers, duties and obligations of its predecessor.

Amendments to the Deposit Agreement

         Any provisions of the deposit agreement may be amended at any time without the consent of the owners or beneficial owners of CP HOLDRS. Any amendment that imposes or increases any fees or charges (other than taxes and other charges, registration fees or other such expenses) or that otherwise prejudices any substantial existing right of the owners or beneficial owners of CP HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of CP HOLDRS. In no event will any amendment impair the right of an owner of a CP HOLDR to surrender CP HOLDRS and receive the underlying securities except in order to comply with mandatory provisions of applicable laws.

Termination of Deposit Agreement

         The depositary will terminate the deposit agreement by mailing notice of termination to the owners of CP HOLDRS if (1) the depositary is notified that CP HOLDRS are no longer listed on a national securities exchange in Canada and either a national securities exchange in United States or the NASDAQ National Market System and CP HOLDRS are not approved for listing on another national securities exchange in Canada and either a national securities exchange in the United States or the NASDAQ National Market System within 5 business days of their delisting, (2) 60 days have passed after the depositary has delivered to Merrill Lynch Canada Inc. a written notice of its election to resign and no successor has been appropriately appointed or (3) 75% of the owners of outstanding CP HOLDRS (other than Merrill Lynch Canada Inc. or its affiliates) notify the depositary that they elect to terminate the deposit agreement.

         After termination of the deposit agreement:

         o As a condition of distributing underlying securities to you, the depositary will charge you a cancellation fee of up to $0.10 per CP HOLDR cancelled, along with any taxes or other governmental charges, if any. The cancellation fee will be calculated by rounding up the number of CP HOLDRS to the nearest 100.

         o the depositary will do the following under the deposit agreement but nothing else: (1) advise owners of CP HOLDRS that the deposit agreement is terminated, (2) collect distributions on the underlying securities, (3) sell rights and other property on behalf of owners of CP HOLDRS, and (4) deliver underlying securities upon surrender of CP HOLDRS and payment of applicable fees, taxes or charges. One year after termination, the depositary may sell any remaining underlying securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro-rata benefit of owners that have not surrendered their CP HOLDRS. It will not invest the money and has no liability for interest. The depositary's only obligations will be to account for the money and other cash after deducting applicable fees, charges and taxes; and

         o the only obligation of Merrill Lynch Canada Inc. after termination of the deposit agreement will be to indemnify the depositary and to pay fees and expenses of the depositary that it agreed to pay.

         During the initial deposit period, the deposit agreement can be terminated if Merrill Lynch Canada Inc. or the depositary (after notice to the other and good faith negotiations on whether to continue) determines that the viability of CP HOLDRS has been materially impaired. Relevant factors in this decision include the inability to meet the listing standards set by any securities exchange, insufficient interest in CP HOLDRS, cancellation of the reorganization of Canadian Pacific or other factors causing the offering to be uneconomical to investors, the depositary or Merrill Lynch Canada Inc. The deposit agreement will automatically terminate at the end of the initial deposit period if any regulatory approval required by Merrill Lynch or the depositary has not been obtained or CP HOLDRS have not been approved for listing on a national securities exchange in Canada and either a national securities exchange in the United States or the NASDAQ National Market System. If the deposit agreement terminates prior to the initial issuance of CP HOLDRS, you will receive your previously deposited CP Shares through your broker. The coordination fee will be refunded to you through your broker and your broker should refund any dealer fee you may have paid.

Book Entry System

         CP HOLDRS will be issued in "book-entry only" form and will be represented by one or more global certificates registered in the name of CDS & CO., the nominee of CDS, and deposited with CDS. U.S. holders of CP HOLDRS will hold their interests in the global certificates indirectly through DTC. DTC is, in turn, a participant in CDS. All interests of Canadian and U.S. holders of CP HOLDRS in the global certificates, including those held through DTC, will be subject to the procedures and requirements of CDS. Those interests held through DTC may also be subject to the procedures and requirements of DTC.

         CP HOLDRS must be created or transferred through a participant in the book-entry systems of CDS in Canada or DTC in the United States. CDS and DTC hold securities deposited by their participants and facilitate the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thus eliminating the need for physical movement of securities certificates. BNY Trust Company of Canada, or its successor, will cause CP HOLDRS to be delivered to CDS and registered in the name of the nominee of CDS. Ownership of interests in CP HOLDRS will be on, and transfers of CP HOLDRS will be made only through, the book-entry systems of CDS and DTC.

         Except as described below, you will not be entitled to a certificate or other instrument from BNY Trust Company of Canada, or its successor, CDS or DTC evidencing your CP HOLDRS, and you will not be shown on the records maintained by CDS or DTC, except through a participant. You are expected to receive written confirmation of any transaction involving CP HOLDRS, as well as periodic statements of your interest in CP HOLDRS, from your broker, dealer or financial institution through which you hold your CP HOLDRS. Transfers of ownership interest in CP HOLDRS are to be accomplished by entries made on the books of CDS or DTC or participants in those systems acting on your behalf.

         Neither BNY Trust Company of Canada, its successor, nor Merrill Lynch Canada Inc. will assume any liability for:

         o any aspect of the records relating to the beneficial ownership of CP HOLDRS held by CDS or DTC;

         o maintaining, supervising or reviewing any records relating to the beneficial ownership of CP HOLDRS; or

         o any advice or representation made by or with respect to CDS or DTC and relating to the rules governing CDS and DTC or any action to be taken by CDS or DTC or at the direction of its participants.

         The rules governing CDS and DTC provide that each acts as the agent and depository for the participants. As a result, participants must look solely to CDS or DTC, as applicable, and you must look solely to participants for payments with respect to CP HOLDRS paid by or on BNY Trust Company of Canada's or its successor's behalf to CDS or DTC.

         BNY Trust Company of Canada and Merrill Lynch Canada Inc. have been advised that CDS and DTC have a contractual relationship that allows U.S. holders of CP HOLDRS to hold their interests in the global certificates indirectly through DTC as a participant in CDS. If either party terminates its obligations under that contract while interests in the global certificates are held by U.S. holders of CP HOLDRS, the portion of the global certificate held by U.S. holders of CP HOLDRS may be cancelled and reissued in the name of Cede & Co. and deposited with DTC.

         If you are in physical possession of your CP Shares, you must deposit your CP Shares with a CDS or DTC participant in order to receive CP HOLDRS.

         CP HOLDRS will be issued to you in certificated form only if:

o        that action is required under applicable law;

o CDS or DTC advises BNY Trust Company of Canada or its successor that either CDS or DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to CP HOLDRS and BNY Trust Company of Canada or its successor is unable to locate a qualified successor; or

o CDS ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and BNY Trust Company of Canada or its successor is unable to locate a qualified successor.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, BNY Trust Company of Canada or its successor will notify CDS and DTC, for and on behalf of participants and owners of CP HOLDRS, of the availability of certificated CP HOLDRS. Upon surrender by CDS of the global certificate representing CP HOLDRS and receipt of instructions from CDS for the new registrations, BNY Trust Company of Canada or its successor will deliver the certificated CP HOLDRS.

         CDS and DTC have advised us as follows:

         CDS

         CDS was incorporated in 1970 and is Canada's national securities clearing and depository services organization. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in domestic and international capital markets. CDS participants include banks, investment dealers and trust companies and may include the coordinators and the depositary. Access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS participant. Transfers of ownership and other interests, including cash distributions, in securities held by CDS may only be processed through CDS participants and will be completed in accordance with existing CDS rules and procedures. CDS operates in Montreal, Toronto, Calgary and Vancouver to centralize securities clearing functions through a central securities depository.

         CDS is a private corporation, owned one-third by investment dealers, one-third by banks and one-third by trust companies through their respective industry associations. CDS is the exclusive clearing house for equity trading on both the Toronto and Montreal stock exchanges and also clears a substantial volume of "over the counter" trading in equities and bonds.

         DTC

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thus eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and a number of other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the U.S. Securities and Exchange Commission.

         The information in this section concerning CDS, DTC and their respective systems has been obtained from sources believed to be reliable, but is subject to any changes to the arrangements between BNY Trust Company of Canada or its successor and CDS or between CDS and DTC and any changes to those procedures that may be instituted unilaterally by CDS or DTC.

                              PLAN OF DISTRIBUTION

Initial Deposit Period

         During the initial deposit period, Merrill Lynch Canada Inc., as coordinator, and the depository will invite holders of CP Shares to deposit their CP Shares with the depositary and receive CP HOLDRS in exchange. In addition, Merrill Lynch Canada Inc., as initial depositor, as of the date of this prospectus, has deposited 2,500 CP Shares, as required by the deposit agreement, to commence the initial deposit period. You may elect to deposit all or a portion of your CP Shares (along with the coordination fee and dealer fee, if applicable) in order to receive an equal number of CP HOLDRS. If you wish to receive CP HOLDRS you should instruct your broker to deposit your CP Shares with the depositary. Each CP HOLDR is initially expected to represent the value of one CP Share.

         It is expected that the closing of the initial deposit period will take place on September 26, 2001.

         On or before September 26, 2001, you may cancel any election that you previously made to receive CP HOLDRS and withdraw your previously deposited CP Shares. To effect such a withdrawal, you should notify your broker of your desire to withdraw. In that event, the coordination fee will be returned by the depositary and the dealer fee (if applicable) should be refunded by your broker. There will be no charges associated with the withdrawal. Because neither the depositary nor Merrill Lynch Canada Inc. has any control over your broker's dealings with you they cannot assure you that your broker will forward to you any of the CP Shares, coordination fees returned to your broker on your behalf or any dealer fees, if applicable. See "Description of the Deposit Agreement - Fees and Expenses."

         If Canadian Pacific announces that its reorganization has been cancelled, the depositary will return through your broker the CP Shares deposited by you with the depositary, along with the coordination fee, through your broker. In addition, you should receive from your broker any dealer fee you may have paid. Because neither the depositary nor Merrill Lynch Canada Inc. has any control over your broker's dealings with you they cannot assure you that your broker will forward to you any of the CP Shares or coordination fees returned to your broker on your behalf or any dealer fees, if applicable.

         Affiliates of Merrill Lynch Canada Inc., as registered broker-dealers in the United States, are expected to solicit their clients to deposit their CP Shares to receive CP HOLDRS. These affiliates of Merrill Lynch Canada Inc. will be entitled to dealer fees as described in this prospectus.

Continuous Offering

         Following the initial deposit period, holders of CP shares, prior to the reorganization of Canadian Pacific and holders of shares of common stock of the five successor companies, after the reorganization of Canadian Pacific, can deposit those shares (along with the applicable issuance fee and any other securities then represented by CP HOLDRS) with the depositary in order to receive CP HOLDRS. Immediately after the completion of the reorganization of Canadian Pacific, the depositary may require a minimum deposit of underlying securities so that the depositary will receive only whole share amounts for issuances of CP HOLDRS. As such, based solely on the announced plan of reorganization of Canadian Pacific, the depositary may require you to deposit the quantity and classes of securities received for integral multiples of 500 CP Shares in the reorganization in order to represent your beneficial ownership interest in the successor companies in only whole share amounts. You will receive integral multiples of 500 CP HOLDRS upon the deposit of these quantities and these classes of securities.

         The issuance fee to be paid for the issuance of CP HOLDRS following the initial deposit period is set at the discretion of the depositary and will be $0.10 or less per CP HOLDR. The issuance fee will be calculated by rounding up the number of CP HOLDRS issued to the nearest 100.

         Transfers of interests in CP HOLDRS will only be effected through the book-entry system administered by CDS directly in Canada and, indirectly, through DTC in the United States. Except for the circumstances described in "Description of the Deposit Agreement--Book Entry System", you will not have the right to receive physical certificates evidencing your CP HOLDRS.

         This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, sales will not be made to a discretionary account without the prior written approval of a beneficial owner of CP HOLDRS.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

         The discussion set forth below represents the opinion of Shearman & Sterling, special U.S. tax counsel to Merrill Lynch Canada Inc. and describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of CP HOLDRS, subject to the limitations set forth below, for:

         o        a citizen or resident of the United States;

         o a corporation or partnership created or organized in the United States or under the laws of the United States;

         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; and

         o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. Holder").

         This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold CP HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. Moreover, this summary does not address CP HOLDRS held by any person other than a U.S. Holder or CP HOLDRS held by foreign flow through entities. We recommend that you consult with your own tax advisor with respect to your particular income tax consequences.

Taxation of the arrangement

         The arrangement will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Deposit of CP Shares

         The deposit agreement provides for the issuance of CP HOLDRS representing CP Shares and, upon the occurrence of the transactions contemplated by the CP reorganization plan, as discussed below, the common shares of each of the successor companies. For U.S. federal income tax purposes, the deposit of CP Shares and receipt of CP HOLDRS will not be a taxable event and holders will not be subject to U.S. federal income tax as a result of depositing their CP Shares and receiving CP HOLDRS.

         Canadian Pacific has announced a plan of reorganization pursuant to which it will split into the successor companies. Holders of shares of Canadian Pacific should note that ownership of CP HOLDRS will not change the tax consequences of such transactions. Thus, holders of shares of Canadian Pacific may be subject to tax upon the occurrence of such transactions. However, because holders of CP HOLDRS will not receive cash in lieu of any fractional shares in each of the successor companies represented by their CP HOLDRS as a result of Canadian Pacific's reorganization, holders will not be taxed at the time of the reorganization with respect to such fractional interests. Holders of shares of Canadian Pacific should consult their tax advisors regarding the tax consequences of any such transactions, including their resulting tax basis in the common shares of each of the successor companies.

Taxation of CP HOLDRS

         A holder owning CP HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning the underlying securities represented by CP HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the depositary, not at the time that the holder receives the cash distribution from the depositary.

         With respect to purchases of CP HOLDRS for cash in the secondary market, a holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for CP HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Thus, a holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of CP HOLDRS. Similarly, when a holder sells a CP HOLDR, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. Accordingly, the amount realized with respect to a sale of CP HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security.

         The distribution of any securities by the depositary upon the surrender of CP HOLDRS, the occurrence of a reconstitution event, or the termination of the deposit agreement will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. A holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the CP HOLDR.

Coordination fees and depositary fees

         The coordination fee payable to the coordinators will be treated as part of the cost of CP HOLDRS and should be included in a holder's tax basis in such CP HOLDRS. Thus, such amount will not be allowed as a deductible expense, but instead, will reduce the amount of gain or increase the amount of loss upon a taxable disposition of CP HOLDRS.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the deposit agreement provides that the depositary fees will be deducted directly from any dividends paid. These depositary fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of depositary fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

         Because CP HOLDRS will represent ownership of underlying securities of foreign issuers, CP HOLDRS will be subject to special U.S. federal income tax rules which will result in the following tax consequences.

         The gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. If Canadian Pacific, or a successor company, pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. Holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

         Subject to conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. Holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. Holders, "financial services income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. Holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. Holders consult their own tax advisors to determine whether and to what extent a credit would be available.

         Dividends and distributions made by Canadian Pacific, or a successor company, may be subject to Canadian withholding tax at the rate of 25%, which rate is subject to reduction under the provisions of the Canada-United States Income Tax Convention, 1980, to 15%, and may in some cases be reduced or eliminated. Holders should consult their tax advisors regarding their entitlement to a reduced withholding rate.

         Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). We do not believe that Canadian Pacific currently is, or that any of the successor companies currently would be, a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

         o        at least 75% of its gross income is "passive income"; or

         o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

         If a corporation were classified as a PFIC, a U.S. Holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of CP HOLDRS or of the underlying securities or upon the receipt of "excess distributions", unless the U.S. Holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Backup withholding and information reporting

         Payments of dividends made by Canadian Pacific, or a successor company, on, or the proceeds of the sale or other disposition of, the shares of its common stock may be subject to information reporting and U.S. federal backup withholding tax at the rate of 30.5% (subject to periodic reductions through 2006) if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against the holder's U.S. federal income tax, provided that the required information is furnished to the Internal Revenue Service.

                              ERISA CONSIDERATIONS

         Any plan fiduciary that proposes to have a plan acquire CP HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the United States Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of CP HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                                  LEGAL MATTERS

         Legal matters, including the validity of CP HOLDRS, will be passed upon for Merrill Lynch Canada Inc., the initial depositor and coordinator, by Torys, Toronto, Canada. Shearman & Sterling, New York, New York, as special U.S. tax counsel to the coordinators, will render an opinion regarding the material U.S. federal income tax consequences relating to CP HOLDRS. Matters with respect to U.S. law will be passed upon for Merrill Lynch Canada Inc. by Shearman & Sterling.

                                   DEPOSITARY

         The depositary for CP HOLDRS will be BNY Trust Company of Canada at its principal office in Toronto located at 4 King Street West, Suite 1101, Toronto, Ontario, M5H 1B6. The depositary will be responsible for receiving deposits of CP shares and issuing CP HOLDRS. The depositary will hold the CP Shares on behalf of the depositing shareholders. See "Description of Deposit Agreement." U.S. holders of CP HOLDRS can get information with respect to CP HOLDRS in the United States from The Bank of New York, ADR Department, 101 Barclay Street, New York, NY 10286.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch Canada Inc. has filed a registration statement on Form F-1 with the SEC covering CP HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         You may read and copy the registration statement (including the exhibits) at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch Canada Inc. will also file modified periodic reports with respect to CP HOLDRS pursuant to the Exchange Act. These modified periodic reports may also be read and copied at the SEC's public reference rooms.

         The issuers of the underlying securities are also considered foreign issuers. The requirements for filing periodic financial and other information with the SEC for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Information regarding the issuers may not be accessible through the SEC's Web site, but documents filed with the SEC by the underlying issuers may be inspected at the SEC's public reference rooms. Information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         Merrill Lynch Canada Inc., the depositary and their respective affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to CP HOLDRS. This prospectus relates only to CP HOLDRS and does not relate to the other securities of the issuers of the underlying securities. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with CP HOLDRS. We make no representation that the publicly available documents of or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of CP HOLDRS have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of this prospectus.

         The following table provides a brief description of the business of Canadian Pacific Limited, PanCanadian Petroleum Limited, Canadian Pacific Railway Company, Fording, Inc., CP Ships Holdings Inc. and Fairmont Hotels & Resorts Inc. and sets forth the split-adjusted closing market prices, as reported on the New York Stock Exchange for Canadian Pacific and The Toronto Stock Exchange for PanCanadian Petroleum, in each month during 1997, 1998, 1999, 2000 and 2001, through July 2001. The historical prices for PanCanadian Petroleum are presented in Canadian dollars. The historical prices given below should not be taken as an indication of future performance.



                          CANADIAN PACIFIC LIMITED (CP)

         Canadian Pacific Limited holds five operating businesses in three main areas of business in Canada and internationally: energy, transportation and hotels. Canadian Pacific's operating businesses in the area of energy are engaged in the exploration for and the development, production and marketing of crude oil, natural gas, natural gas liquids and electricity as well as the production of metallurgical and coal. In the area of transportation, Canadian Pacific's operating businesses provide rail freight transportation services in Canada and the U.S. and international ocean and inland transportation for containerized cargo. And in the area of hotels, its operating business operates and manages hotels. On February 13, 2001, Canadian Pacific announced a proposed reorganization that would to divide the company into five separate publicly traded companies. The proposed reorganization is subject to numerous conditions, including regulatory and shareholder approvals.


              Closing                 Closing                Closing                Closing                 Closing
  1997         Price      1998         Price     1999         Price     2000         Price      2001         Price
  ----         -----      ----         -----     ----         -----     ----         -----      ----         -----
January        27.13    January        27.06   January        20.31    January       21.63    January        30.97
February       24.75    February       28.56   February       18.69    February      19.50    February       37.40
March          24.00    March          29.50   March          19.56    March         22.38    March          36.70
April          24.50    April          29.44   April          22.63    April         23.81    April          39.17
May            26.63    May            29.06   May            22.88    May           24.13    May            41.30
June           28.44    June           28.38   June           23.81    June          26.19    June           38.75
July           30.19    July           23.88   July           23.88    July          25.56    July           37.90
August         29.19    August         19.00   August         23.44    August        27.31
September      29.56    September      20.69   September      22.81    September     26.00
October        29.81    October        22.63   October        23.56    October       29.19
November       28.31    November       22.06   November       21.69    November      26.81
December       27.25    December       18.88   December       21.56    December      28.26


         The closing price on            , 2001 was       .

                     PanCanadian Petroleum Limited (PCP.to)

         PanCanadian Petroleum Limited is a leading North American energy company. PanCanadian is active in the exploration, development, production and marketing of natural gas, crude oil and natural gas liquids. Its core areas include the Western Basin, encompassing its lands in western Canada and onshore in the U.S.; the east coast of Canada; the Gulf of Mexico; and the U.K. On February 13, 2001, Canadian Pacific Limited announced a proposed reorganization that includes a spin-off its interest in PanCanadian. The proposed reorganization is subject to numerous conditions, including regulatory and shareholder approvals. Shares of PanCanadian are listed on The Toronto Stock Exchange. The prices listed below are in Canadian dollars.

              Closing                 Closing                Closing                Closing                 Closing
    1997       Price        1998       Price       1999       Price       2000       Price        2001       Price
    ----       -----        ----       -----       ----       -----       ----       -----        ----       -----
January        60.00    January        23.20   January        16.75    January       22.35    January        37.80
February       56.50    February       20.80   February       16.25    February      21.50    February       44.00
March          56.50    March          22.50   March          19.15    March         25.00    March          43.50
April          56.25    April          22.75   April          19.95    April         28.30    April          47.00
May            30.00    May            23.25   May            19.95    May           34.00    May            48.65
June           29.00    June           21.90   June           22.00    June          32.00    June           46.50
July           27.10    July           22.00   July           23.50    July          29.00    July           42.90
August         26.10    August         17.55   August         24.50    August        34.75
September      24.95    September      21.75   September      22.50    September     36.25
October        22.60    October        20.30   October        21.30    October       35.50
November       23.70    November       18.55   November       22.20    November      37.80
December       23.00    December       17.30   December       23.00    December      41.85


         The closing price on            , 2001 was       .



                                  FORDING INC.

         Fording Inc. is a producer of export coal. Its mines primarily produce coal for the international steel industry and coal for electric utilities. In addition, Fording has an oil sands overburden removal program. Fording is also a leading supplier of the industrial mineral wollastonite. On February 13, 2001, Canadian Pacific Limited announced a proposed reorganization that includes a spin-off of its interest in Fording. The proposed reorganization is subject to numerous conditions, including regulatory and shareholder approvals. Shares of Fording Inc. have not traded on a national securities exchange.


                        Canadian Pacific Railway Company

            Canadian Pacific Railway Company provides rail and freight transportation services in the U.S. and Canada over a network extending from Montreal to Vancouver, and through the U.S. midwest and northeast. Commercial alliances with other carriers extend Canadian Pacific Railway's market reach beyond its own network. Serving ports on the east coasts of Canada and the U.S. and the Port of Vancouver, Canadian Pacific Railway links North America with European and Pacific Rim markets, moving large volumes of import and export goods across the continent. On February 13, 2001, Canadian Pacific Limited announced a proposed reorganization that includes a spin-off of its interest in Canadian Pacific Railway. The proposed reorganization is subject to numerous conditions, including regulatory and shareholder approvals. Shares of Canadian Pacific Railway have not traded on a national securities exchange.

                             CP SHIPS HOLDINGS INC.

         CP Ships Holdings Inc. is a leading provider of international ocean and inland transportation for containerized cargo. CP Ships' shipping lines offer a network of regional services under the brand names Canada Maritime, Cast, Contship Containerlines, ANZDL, Lykes Lines and TMM Lines. CP Ships operates primarily in the TransAtlantic, Australasian, Latin American and Asian markets. On February 13, 2001, Canadian Pacific Limited announced a proposed reorganization that includes a spin-off of its interest in CP Ships. The proposed reorganization is subject to numerous conditions, including regulatory and shareholder approvals. Shares of CP Ships have not traded on a national securities exchange.


                         FAIRMONT HOTELS & RESORTS INC.

         Fairmont Hotels & Resorts Inc., the new name for Canadian Pacific Hotels & Resorts Inc. following the completion of the proposed reorganization, is a leading owner and operator of luxury hotels and resorts in North America. Properties owned and operated by Fairmont are located primarily in the United States, Canada, Mexico, Bermuda and Barbados. On February 13, 2001, Canadian Pacific Limited announced a proposed reorganization that includes a spin-off of its interest in Fairmont. The proposed reorganization is subject to numerous conditions, including regulatory and shareholder approvals. Shares of Fairmont have not traded on a national securities exchange.

================================================================================



                                     [LOGO]



                      Holding Company Depositary Receipts(SM)

             For Shares of Common Stock of Canadian Pacific Limited



                                   CP HOLDRS(SM)



                                  -----------
                                   PROSPECTUS
                                  -----------





                               Merrill Lynch & Co.





                                     , 2001






         Until         , 2001 (90 days after the date of this prospectus), all
dealers effecting transactions in the offered CP HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

         Securities and Exchange Commission registration fees............................     $   27,500
         Printing and engraving expenses.................................................        500,000
         Legal fees and expenses.........................................................      1,000,000
         Miscellaneous...................................................................        250,000
                                                                                         ----------------
               Total.....................................................................     $1,777,500


Item 15.  Indemnification of Directors and Officers.

         Under the Canada Business Corporations Act, Merrill Lynch Canada Inc. may indemnify a present or former director or officer or a person who acts or acted at Merrill Lynch Canada Inc.'s request as a director or officer of another corporation of which Merrill Lynch Canada Inc. is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been such a director or officer if the director or officer acted honestly and in good faith with a view to the best interests of Merrill Lynch Canada Inc., and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from Merrill Lynch Canada Inc. as a matter of right if he was substantially successful on the merits and fulfilled the conditions set forth above.

         Subject to the limitations contained in the Canada Business Corporations Act, but without limit to the right of Merrill Lynch Canada Inc. to indemnify any person under the Act or otherwise, the by-laws of Merrill Lynch Canada Inc. provide that Merrill Lynch Canada Inc. shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at Merrill Lynch Canada Inc.'s request as a director or officer of a body corporate of which Merrill Lynch Canada Inc. is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer or a director or officer of such body corporate, if he acted honestly and in good faith with a view to the best interest of Merrill Lynch Canada Inc. and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         The directors and officers of Merrill Lynch Canada Inc. are insured under policies of insurance maintained by Merrill Lynch Canada Inc, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having had been such directors or officers. In addition, Merrill Lynch Canada has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch Canada Inc. to the full extent authorized or permitted by law, subject to certain limited exceptions.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Merrill Lynch Canada Inc. pursuant to the foregoing provisions, Merrill Lynch Canada Inc. has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy in the United States as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 16.  Exhibits.

         See Exhibit Index.

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933.

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Canada, on August 29, 2001.

                                             MERRILL LYNCH CANADA
iNC.


                                             By:    /s/ Ronald S. Lloyd
                                                  ------------------------------
                                                 Ronald S. Lloyd
                                                 Executive Vice President and
                                                 Head of Investment Banking


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities indicated August 29, 2001.

             Signature                      Title


       /s/ Ronald S. Lloyd
 -----------------------------------
Ronald S. Lloyd                             Executive Vice President,
                                            Head of Investment Banking and
                                            Director


                     *
------------------------------------
William R.J. Fulton                         Principal Financial Officer,
                                            Principal Accounting Officer and
                                            Director

                     *
------------------------------------
Bradley E. Doney                            Director



                     *
------------------------------------
Gerald C. Throop                            Director



                     *
------------------------------------
Bennett D. MacInnis                         Director
                                                    -



                     *
------------------------------------
Susan S. Dabarno                            Director
                                                    -


*By:       /s/ Ronald S. Lloyd
     -------------------------------
         Ronald S. Lloyd                    Attorney-in-Fact

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following person in the capacity indicated and on August 29, 2001.

      Name                                                 Title
      ----                                                 -----

      Merrill Lynch, Pierce, Fenner & Smith     Authorized Representative in the
                  Incorporated                            United States



      By:        /s/ Stephen G. Bodurtha
         ------------------------------------------
      Name:    Stephen G. Bodurtha
      Title:   First Vice President

                               INDEX TO EXHIBITS

Exhibits
--------
*4.1 Deposit Agreement, dated as of August [ ], 2001, among Merrill Lynch Canada Inc., as initial depositor and coordinator, BNY Trust Company of Canada, as depositary, the owners and beneficial owners from time to time of CP HOLDRS, and depositors from time to time of underlying securities.

*5.1              Opinion of Torys regarding the validity of CP HOLDRS.

*8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences.

**24.1            Power of Attorney (included in Part II of Registration
                  Statement).


-----------------------------
* To be filed by amendment.

** Previously filed.